EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-139264, 033-58277, 333-02015, 333-43809, 333-83215, 333-34550, 333-33436, 333-72226, 333-100315, 333-106797, 333-109344, 333-110040 and 333-120262) and Form S-8 (File Nos. Nos. 33-63321, 333-00431, 333-04679, 333-04677, 333-27673, 333-48454, 333-58384, 333-59718, 333-75304, 333-109986 and 333-121320) of Cytogen Corporation of our report dated March 15, 2006 relating to the financial statements of PSMA Development Company LLC, which appears in this form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 15, 2007